                                                                     EXHIBIT 5.1



                                  April 6, 2001


ABM Industries Incorporated
160 Pacific Avenue, Suite 222
San Francisco, California  94111

                  Re: ABM Industries Incorporated Registration Statement on Form S-8/Employee Stock Purchase Plan

Ladies and Gentlemen:

         At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the ABM Industries Incorporated Employee Stock Purchase Plan (the "Plan"), of up to 1,200,000 shares of common stock, $0.01 par value ("Common Stock"), of ABM Industries Incorporated, a Delaware corporation (the "Company").

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that the 1,200,000 shares of Common Stock to be issued by the Company pursuant to the Plan are duly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8. In giving such consent, we do not consider that we are an "expert" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                Very truly yours,



                                /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
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                                ORRICK, HERRINGTON & SUTCLIFFE LLP




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